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                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D. C. 20549

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                                    FORM 8-K
                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15 (d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

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           DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): JANUARY 19, 2001

                         INTERMUNE PHARMACEUTICALS, INC.
              (Exact name of registrant as specified in its charter)

             DELAWARE                     0-29801              94-3296648
 (State or other jurisdiction of      (Commission File      (I.R.S. Employer
  incorporation or organization)           Number)         Identification No.)

           1710 GILBRETH ROAD, SUITE 301, BURLINGAME, CALIFORNIA 94010
                    (Address of principal executive offices)

                                (650) 409-2020
              (Registrant's telephone number, including area code)

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ITEM 5.  OTHER EVENTS

          On January 5, 2001 InterMune Pharmaceuticals, Inc. (the "Company") and ALZA Corporation ("ALZA") closed a product acquisition agreement by which the Company acquired exclusive rights to the FDA-approved product Amphotec-Registered Trademark-. The transaction terms include payments by the Company of an upfront license fee of $9.0 million, milestone payments based upon sales levels and the development of the product in combination with the Company's FDA-approved product, ACTIMMUNE-Registered Trademark-, and royalties payable upon net sales levels. The Company received exclusive regulatory approval, patent and trademark rights relating to the product. The product is an FDA-approved lipid-complexed form of amphotericin B indicated for the treatment of invasive aspergillosis, a life-threatening fungal infection. Amphotec-Registered Trademark- is sold outside of the United States as Amphocil-Registered Trademark- in more than 20 countries. The product was originally developed by SEQUUS Pharmaceuticals, Inc., which was acquired by ALZA in 1999. Worldwide gross revenues for the product were approximately $4 million in 2000.

          A copy of the Company's and ALZA's press release announcing the transaction is attached to this Current Report on Form 8-K as Exhibit 99.1

ITEM 7.   EXHIBITS


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         Exhibit No.                        Description
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

         Exhibit 99.1               Press Release, dated January 10, 2001.

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                                   SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                       InterMune Pharmaceuticals, Inc
                                       (Registrant)

                                       By:  /s/ TIMOTHY P. LYNCH

                                       ---------------------------------
                                       Vice President of Finance and
                                       Administration and Chief Financial
                                       Officer

January 19, 2001



                                INDEX TO EXHIBITS


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         Exhibit No.                  Description
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

         Exhibit 99.1      Press Release, dated January 10, 2001.


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